Exhibit 4.2

Unless permitted under securities legislation, the holder of this security must not trade the security (or the common shares issuable on conversion thereof) before JULY 23, 2021

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.

THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.

UNSECURED CONVERTIBLE DEBENTURE CERTIFICATE

PROMIS NEUROSCIENCES INC.

(Incorporated under the federal laws of Canada)

DEBENTURE CERTIFICATE NO. 2021-CD-2	PRINCIPAL AMOUNT US$900,000

PROMIS NEUROSCIENCES INC. (the “Company”), for value received, hereby acknowledges itself indebted and promises to pay or to the order of Crocker Mountain LLC (hereinafter referred to as the “Holder”), at any time following March 22, 2021 (the “Issue Date”) but on or prior to March 22, 2026 (the “Maturity Date”), the Principal Amount (set forth above) in the manner hereinafter provided, and to pay interest on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgement.

Subject to the terms set forth herein including, without limitation, the right of the Company to convert the Debenture into common shares of the Company (“Common Shares”) in certain circumstances as more particularly described herein, the Holder has the right, from time to time and at any time on or prior to 5:00 p.m. (Vancouver time) on the Business Day immediately preceding the Maturity Date, to convert all or any portion of the outstanding Principal Amount into Common Shares, at a price, with respect to the Principal Amount, equal to US$0.10 per Common Share, provided no partial conversion shall be for less than the Minimum Threshold Amount. On conversion, the Holder will receive any accrued and unpaid interest in cash, or at the election of the Company, may be satisfied, in lieu of cash, by the issuance of Common Shares at the Market Price.

Except upon the occurrence of an Event of Default (as defined below) after which the following transfer restriction will no longer apply, this Debenture shall be non-transferrable, in whole or in part, to anyone without the express prior written consent of the Company. For the purposes of this Debenture, a “transfer” includes any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation or other transaction, whether voluntary, involuntary or by operation of law, whether in whole or in part, by which the legal or beneficial ownership of, or any security interest or other interest in the Debenture, passes from one person to another, indirectly or directly, or to the same person in a different capacity, whether or not for value. Notwithstanding the foregoing, the Holder may transfer the Debenture without the prior express written consent of the Company to: (i) the spouse of the Holder; or (ii) a corporation of which the Holder or the spouse of the Holder is/are the sole registered and beneficial shareholder(s).

Conversion of all or any part of the Debenture may only be completed at the head office of the Company at Suite 200, 1920 Yonge Street, Toronto, Ontario M4S 3E2, Attention: CFO, or such other office as the Company may advise the Holder in writing. This Debenture is issued subject to the terms and conditions appended hereto as Schedule “A”.

IN WITNESS WHEREOF, the Company has caused this Debenture to be executed by a duly authorized officer.

DATED this 22nd day of March, 2021.

PROMIS NEUROSCIENCES INC.

Per:

/s/ Eugene Williams
Authorized Signatory

SCHEDULE “A”

TERMS AND CONDITIONS FOR DEBENTURE

Article 1
INTERPRETATION

1.1	Defined Terms

In this Debenture, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the meanings set out below:

(a)	“Applicable Securities Laws” any and all securities laws including, statutes, rules, regulations, by-laws, policies, guidelines, orders, decisions, rulings and awards, applicable in the jurisdiction in which the Debenture will be offered, sold and issued or where the Company carries on business;

(b)	“Business Day” means a day, other than a Saturday, Sunday or statutory or civic holiday in the City of Toronto, Ontario;

(c)	“Capital Reorganization” has the meaning set forth in Section 4.3(a);

(d)	“Common Shares” means fully-paid and non-assessable common shares in the capital of the Company as constituted on the date hereof which the Holder is entitled to receive upon the conversion of the Debenture pursuant to Article 4, and after the date hereof, such common shares in the capital of the Company or any other shares, securities, money or property, which the Holder is entitled to receive in respect or substitution of such common shares, upon conversion of the Debenture pursuant to Article 4;

(e)	“Company” means ProMIS Neurosciences Inc. and its successors and assigns;

(f)	“Conversion Date” means the date on which a notice of conversion is received by the Company pursuant to Section 4.2(a);

(g)	“Conversion Price” means, subject to Section 4.3, US$0.10 per Common Share;

(h)	“Conversion Rights” means the rights of the Holder to convert the Debenture into Common Shares pursuant to Article 4;

(i)	“Convertible Securities” shall have the meaning set forth in Section 2.7(a);

(j)	“Cure Period” shall have the meaning set forth in Section 6.1;

(k)	“Current Market Price” shall have the meaning set forth in Section 4.3(c);

(l)	“Debenture” means this Debenture as supplemented, amended or otherwise modified, renewed or replaced from time to time;

(m)	“Holder” shall have the meaning set forth on the cover page of this Debenture;

(n)	“Distributed Securities” shall have the meaning set forth in Section 2.7(a);

(o)	“Distribution” shall have the meaning set forth in Section 2.7(a);

(p)	“Events of Default” shall have the meaning set forth in Section 5.1;

(q)	“Exempt Issuances” means (i) securities issued upon the conversion or exercise of any debenture, warrant, option or other convertible security existing as of the Issue Date, (ii) Common Shares issuable upon a share split, share dividend or similar transaction, (iii) Common Shares (or options to purchase Common Shares) issued or issuable to employees, officers, directors or consultants of the Company pursuant to any stock option plan or other long term incentive plan approved by the board of directors of the Company, and (iv) the issuance of securities in connection with acquisition transactions, as approved by the board of directors of the Company;

(r)	“Forced Conversion Notice” shall have the meaning set forth in Section 4.7;

(s)	“Forced Conversion Shares” shall have the meaning set forth in Section 4.7;

(t)	“Forced Conversion Trigger” shall have the meaning set forth in Section 4.7;

(u)	“Interest Due Date” shall have the meaning set forth in Section 2.2;

(v)	“Issue Price” shall have the meaning set forth in Section 2.7(b);

(w)	“Market Price” means the five (5) day volume weighted average trading price of the Common Shares determined by dividing the total value by total volume of the Common Shares traded on the TSX for the five (5) trading days immediately prior to the relevant date;

(x)	“Maturity Date” mean March 22, 2026;

(y)	“Minimum Threshold Amount” means the minimum Principal Amount of this Debenture that may be partially converted or redeemed, as applicable, such amount being US$100,000;

(z)	“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, monetary authority, commission, department or instrumentality thereof, or any court, tribunal or arbitrator, whether foreign or domestic;

(aa)	“person” means an individual, partnership, corporation, trust, unincorporated association, joint venture or government or any agent, instrument or political subdivision thereof;

(bb)	“Pre-emptive Notice” shall have the meaning set forth in Section 2.7(c);

(cc)	“Pre-emptive Right” shall have the meaning set forth in Section 2.7(a);

(dd)	“Principal Amount” means the principal amount outstanding under this Debenture from time to time;

(ee)	“Receiver” means any receiver or receiver-manager of the Company;

(ff)	“Reclassification of Common Shares” shall have the meaning set forth in Section 4.3(d);

(gg)	“Redemption Date” shall have the meaning set forth in Section 2.5;

(hh)	“Redemption Notice” shall have the meaning set forth in Section 2.5;

(ii)	“Special Distribution” shall have the meaning set forth in Section 4.3(c);

(jj)	“Subscription Securities” shall have the meaning set forth in Section 2.7(b);

(kk)	“TSX” means the Toronto Stock Exchange or, if the Common Shares are listed or posted for trading on any other stock exchange or over-the-counter market, then such other exchange or market if the Common Shares are not at the applicable time listed on the TSX;

(ll)	“United States” or “U.S.” means, as the context requires, the United States of America, its territories and possessions, any state of the United States and/or the District of Columbia; and

(mm)	“U.S. person” has the meaning ascribed to that term in Rule 902(k) of Regulation S under the 1933 Act.

1.2	Currency

All references to dollar amounts herein are references to currency of the United States.

Article 2
DEBENTURE

2.1	Principal Amount

The Company agrees to repay to the Holder the Principal Amount of the Debenture, together with interest thereon, by 5:00 p.m. (Vancouver time) on the Maturity Date, subject to the right to convert the Debenture pursuant to Section 4.1 or Section 4.7 and the Company’s right to redeem the Principal Amount and interest thereon in Common Shares pursuant to Section 2.4.

2.2	Interest on Debenture

Interest shall accrue on the Principal Amount of the Debenture, from day to day, before as well as after maturity, before as well as after default and before as well as after judgement, at a rate of 1.0% per annum, calculated and payable annually in arrears, commencing on March 22, 2022 and every anniversary thereafter (each, an “Interest Due Date”) until the Maturity Date. At the election of the Company and subject to receipt of approval of the TSX, accrued interest payable on an Interest Due Date or the Maturity Date may be satisfied, in lieu of cash, by the issuance of Common Shares at the Market Price.

If the Company fails to make the payment of Principal Amount or interest required to be made hereunder, on the day on which the same is due and payable, the Company will pay interest on the amount or amounts so required to have been paid at the rate of interest as aforesaid calculated and payable from the date of such failure until the date of payment.

2.3	Interest on Redemption or Conversion

Upon redemption or conversion of all or part of the Principal Amount of the Debenture, any accrued and unpaid interest in respect of such redeemed or converted Principal Amount will be paid in cash, or at the election of the Company and subject to receipt of approval of the TSX, may be satisfied, in lieu of cash, by the issuance of Common Shares at the Market Price.

2.4	Redemption of Debenture in Common Shares

Subject to receipt of approval of the TSX (and, if applicable, shareholders of the Company), the Company may redeem all or a portion of the Principal Amount plus any accrued and unpaid interest, if applicable, on the Maturity date, by issuing Common Shares in lieu of cash, provided that the Company provides notice to the Holder pursuant to Section 2.5. The number of Common Shares to be issued pursuant to any such redemption shall be calculated by dividing the redemption amount by the greater of: (i) the Market Price as of the date of the Redemption Notice less a 10% discount, and (ii) the minimum price permitted by the rules of the TSX.

2.5	Notice of Redemption

The Company will give notice of redemption (the “Redemption Notice”), in accordance with Section 7.2 hereof, to the Holder not less than fourteen (14) Business Days but not more than thirty (30) Business Days prior to the date of redemption (the “Redemption Date”). The Redemption Notice shall specify the aggregate Principal Amount of the Debenture to be redeemed, the accrued and unpaid interest in respect of such redeemed Principal Amount and whether the Company will redeem all or a part of the Principal Amount and accrued and unpaid interest in cash or Common Shares. Upon receiving a Redemption Notice whereby the Company is electing to redeem all or part of the Principal Amount, the Holder will be entitled (on written notice being given by the Holder to the Company at least one (1) Business Day before the Redemption Date) to convert the Principal Amount called for redemption at the Conversion Price pursuant to Article 4 at any time prior to the Redemption Date.

2.6	Payment of Amount Redeemed

Upon a Redemption Notice being given, that portion of the Debenture that is being redeemed will become due and payable on the Redemption Date specified in the Redemption Notice and the Company may not withdraw the Redemption Notice without the prior consent of the Holder.

2.7	Pre-emptive Right

(a)	Subject to any required approval by, or notice to, the TSX under the rules and regulations of the TSX (and where applicable, any required shareholder approval), in the event of any private placement (i.e., a capital raising, prospectus-exempt offering) or public offering (i.e., a capital raising, prospectus offering) from and after the Issue Date (in each case, a “Distribution”), other than, for greater certainty, Exempt Issuances, of Common Shares or of securities convertible or exchangeable into Common Shares or otherwise presenting a right to acquire Common Shares (“Convertible Securities” and, together with the Common Shares, the “Distributed Securities”), the Holder shall have the right (the “Pre-emptive Right”) to subscribe for that number of Common Shares or Convertible Securities, as the case may be, on the same terms and conditions, including subscription or exercise price, as applicable, sufficient for the Holder to maintain the same percentage ownership in the Common Shares (on an as-converted basis, as the case may be) as the Holder had immediately prior to the Distribution, on a fully diluted basis.

(b)	To the extent that any Pre-emptive Right is exercised, in whole or in part, the securities underlying such Pre-emptive Right (the “Subscription Securities”) shall be issued and must be paid for concurrently with the completion of the Distribution and payment to the Company of the issue price for the Distributed Securities, at the price (the “Issue Price”) at which the Distributed Securities are then being issued or distributed.

(c)	At least seven (7) Business Days prior to the closing of any proposed Distribution, the Company shall deliver to the Holder a notice (the “Pre-emptive Notice”) in writing offering the Holder the opportunity to subscribe for the applicable number of Subscription Securities. The Pre-emptive Notice will contain a description of the terms and conditions relating to the Distributed Securities and will, to the extent known, state the Issue Price at which the Distributed Securities will be distributed and the date on which the issuance of Distributed Securities is to be completed. If the Holder wishes to subscribe for Subscription Securities, the Holder may do so only by giving written notice of the exercise of the Pre-emptive Right within five (5) Business Days after the date of the Pre-emptive Notice.

Article 3
COVENANTS

3.1	Covenants of the Company

The Company covenants and agrees with the Holder that, unless otherwise consented to in writing by the Holder:

(a)	Observe Obligations. The Company will duly pay or cause to be paid to the Holder the Principal Amount and interest of this Debenture and any other amounts owed to the Holder at the dates and places, and in the manner set forth herein;

(b)	Reservation of Common Shares. The Company shall at all times have reserved for issuance out of its authorized capital a sufficient number of Common Shares to satisfy its obligations to issue and deliver Common Shares upon the due conversion of the Debenture;

(c)	Approvals and Filings. The Company shall, in connection with the execution and delivery of this Debenture, the conversion of the Debenture into Common Shares or the election to satisfy the payment of interest by the issunce of Common Shares, obtain any and all requisite approvals of the shareholders of the Company and statutory and regulatory approvals required to effect and complete the same and shall file all notices, reports and other documents required to be filed by or on behalf of the Company pursuant to Applicable Securities Laws in respect thereof, including the rules and regulations of the TSX;

(d)	Resale Restrictions. All Common Shares issued to the Holder upon conversion of the Debenture or any part thereof from time to time will be subject to resale restrictions imposed under Applicable Securities Laws and applicable federal and “blue sky” securities laws of the United States of America and the rules of regulatory bodies having jurisdiction over the Company including, without limiting the generality of the foregoing, that the Common Shares so issued shall not be traded for a period of four months from the date of the execution of this Debenture except as permitted by Applicable Securities Laws;

(e)	Restrictions in the U.S. This Debenture and the securities deliverable upon conversion hereof have not been and will not be registered under the 1933 Act, or the securities laws of any state of the United States. This Debenture may not be converted in the United States, or by or for the account or benefit of a U.S. person or a person in the United States, unless (i) the underlying Common Shares are registered under the 1933 Act and the applicable laws of any U.S. state, or (ii) an exemption from such registration requirements is available, and (iii) the Holder has complied with the requirements set forth in the Conversion Form attached hereto as Schedule “B”;

(f)	Certificate Legend. A legend will be placed on the certificates representing the Common Shares issued on Conversion of the Debenture denoting the restrictions on transfer imposed by Applicable Securities Laws, if applicable, including but not limited to the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 23, 2021.

(g)	Listing. The Company shall at all times while this Debenture is outstanding, use its best efforts to maintain its status as a “reporting issuer” not in default in the provinces of British Columbia, Alberta and Ontario and the listing of the Common Shares on the TSX. In addition, the Company shall use commercially reasonable efforts to list the Common Shares on the Nasdaq, if the board of directors of the Company determines that it would be in the best interest of the Company to seek such listing;

(h)	Canadian Securities Laws. All Common Shares issued to the Holder upon conversion of the Debenture or any part thereof shall be made pursuant to an exemption from prospectus and registration requirements available to the Holder or the Company in respect of the transactions contemplated herein under Applicable Securities Laws; and

(i)	Holder Approval. The Company shall not issue any convertible debt ranking senior to the Debentures without the written consent of holders of at least 60% of the then outstanding Debentures unless: (i) more than 50% of the Debentures have been converted or redeemed, (ii) the Market Price of the Common Shares at the time of issuance of such convertible debt is greater than two times the Conversion Price, or (iii) such convertible debt is issued on or after March 22, 2025.

Article 4
CONVERSION Of principal amount

4.1	Conversion Privilege and Conversion Price

(a)	The Holder shall have the right, from time to time and at any time following the Issue Date and at any time on or prior to 5:00 p.m. (Vancouver time) on the Business Day immediately preceding the Maturity Date, to convert to Common Shares, all or any part of the outstanding Principal Amount of the Debenture on the Conversion Date, at the Conversion Price, provided no partial conversion shall be for less than the Minimum Threshold Amount.

(b)	In the event the Holder receives a Redemption Notice from the Company in accordance with Section 2.5 hereof, the Holder shall have the right to convert to Common Shares all or any part of the outstanding Principal Amount of the Debenture on the Conversion Date at the Conversion Price, subject to the Holder having provided the Company, at least one (1) Business Day prior to the Redemption Date, with notice of such election in accordance with Section 4.2 below.

4.2	Manner of Exercise of Right to Convert or Purchase

(a)	The Holder may, at any time commencing following the Issue Date and at any time on or prior to 5:00 p.m. (Vancouver time) on the Business Day immediately preceding the Maturity Date, convert the outstanding Principal Amount of the Debenture on the Conversion Date, in whole or in part, provided that no conversion shall be for less than the Minimum Threshold Amount, into Common Shares at the Conversion Price, by delivering to the Company, the conversion form attached hereto as Schedule B executed by the Holder or the Holder’s attorney duly appointed by an instrument in writing, exercising the Holder’s right to convert the Debenture in accordance with the provisions of this Article 4. Thereupon, the Holder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges, the Holder’s nominee(s) or assignee(s) shall be entitled to be entered in the books of the Company as at the Conversion Date (or such later date as is specified in Section 4.2(b) as the holder of the number of Common Shares into which the Debenture is convertible in accordance with the conversion form then received by the Company and the provisions of this Article 4 and, as soon as practicable thereafter, the Company shall deliver to the Holder and/or, subject as aforesaid, the Holder’s nominee(s) or assignee(s), a certificate or certificates for such Common Shares affixed with all required legends;

(b)	For the purposes of this Article 4, the Debenture shall be deemed to be converted on the Conversion Date on which the conversion form under Section 4.2(a) is actually received by the Company, provided that if such conversion form or notice is received on a day on which the register of Common Shares is closed, the person or persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such register is next reopened;

(c)	Any part of the Principal Amount of the Debenture may be converted as provided in Section 4.2(a) and if this Debenture is tendered for partial conversion, the Debenture shall be cancelled as to the Principal Amount thereunder that is being converted and the Debenture shall be deemed to be in the amount of the remaining Principal Amount; and

(d)	The Holder shall be entitled in respect of Common Shares issued upon conversion of the Debenture to dividends declared in favour of shareholders of record of the Company on and after the Conversion Date or such later date as the Holder shall become the holder of record of such Common Shares pursuant to Section 4.2(b), from which applicable date any Common Shares so issued to the Holder shall for all purposes be and be deemed to be outstanding as fully paid and non-assessable.

4.3	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the close of business of the Company up to and including the Maturity Date, (referred to in this Section 4.3 as the “Time of Expiry”), the Company shall:

(i)	subdivide, redivide or change its Common Shares into a greater number of shares;

(ii)	consolidate, reduce or combine its Common Shares into a lesser number of shares; or

(iii)	issue Common Shares to all or substantially all of the holders of its Common Shares by way of a stock dividend or other distribution on such Common Shares payable in Common Shares (other than dividends paid in the ordinary course),

(any such event being hereinafter referred to as a “Capital Reorganization”), the Conversion Price shall be adjusted by multiplying the Conversion Price in effect on the effective date of such event referred to in Section 4.3(a)(i) or Section 4.3(a)(ii) or on the record date of such stock dividend referred to in Section 4.3(a)(iii), as the case may be, by a fraction, the numerator of which shall be the number of Common Shares outstanding before giving effect to such Capital Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Capital Reorganization. Such adjustment shall be made successively whenever any Capital Reorganization shall occur and any such issue of Common Shares by way of a stock dividend or other such distribution shall be deemed to have been made on the record date thereof for the purpose of calculating the number of outstanding Common Shares under Sections 4.3(a)(i) and 4.3(a)(ii);

(b)	If and whenever at any time prior to the Time of Expiry, the Company shall fix a record date for the distribution to all or substantially all the holders of its Common Shares of:

(i)	shares of any class whether of the Company or any other corporation (excluding dividends paid in the ordinary course);

(ii)	rights or options;

(iii)	evidences of indebtedness; or

(iv)	other assets or property (excluding dividends paid in the ordinary course),

and if such distribution does not constitute a Capital Reorganization or does not consist of rights or options entitling the holders, for a period expiring not more than forty-five (45) days after such record date, to subscribe for or purchase Common Shares at a price per share or having a conversion or exchange price per share of at least 95% of the Current Market Price per Common Share on such record date (any such non-excluded event being hereinafter referred to as a “Special Distribution”), the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share determined on such record date, less the excess of the fair market value (as determined by the board of directors of the Company, which determination shall be conclusive and subject to TSX acceptance) of such Special Distribution over the fair market value (as determined by the board of directors of the Company, which determination shall be conclusive and subject to TSX acceptance) of the consideration therefor, if any, received by the Company and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Any Common Shares owned by or held for the account of the Company shall be deemed not to be outstanding for the purposes of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. The extent that such Special Distribution is not so made or to the extent any such rights, options are not exercised prior to the expiration thereof, the Conversion Price shall then be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or if such expired rights or options had not been issued;

(c)	For the purpose of any computation under Section 4.3(b), the “Current Market Price” per Common Share at any date shall be the Market Price per share of such Common Shares on the TSX ending three Business Days immediately preceding such date, or, if the Common Shares are not listed on the TSX, any other exchange on which the Common Shares are listed or, if the Common Shares are not listed on any exchange, on any over-the-counter market on which the Common Shares are quoted;

(d)	If and whenever at any time prior to the Time of Expiry, there is a reclassification or change of Common Shares into other shares or there is a consolidation, merger, reorganization or amalgamation of the Company with or into another corporation or entity that results in any reclassification of Common Shares or a change of Common Shares into other shares or there is a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another person (any such event being hereinafter referred to as a “Reclassification of Common Shares”), the Holder shall be entitled to receive and shall accept, upon the exercise of the Holder’s right of conversion at any time after the effective date thereof, in lieu of the number of Common Shares of the Company to which the Holder was theretofore entitled on conversion, the kind and amount of shares or other securities or money or other property that the Holder would have been entitled to receive as a result of such Reclassification of Common Shares, if, on the effective date thereof, the Holder had been the registered holder of the number of such Common Shares to which the Holder was theretofore entitled upon conversion, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 4.3;

(e)	In any case in which this Section 4.3 shall require that an adjustment become effective immediately after a record date or agreement date for an event referred to herein, the Company may defer, until the occurrence of such event, issuing or transferring to the Holder who converts on a Conversion Date after such record date or agreement date and before the occurrence of such event the additional Common Shares issuable upon conversion by reason of the adjustment of the Conversion Price required by such event before giving effect to such adjustment; provided, however, that the Company shall deliver to the Holder an appropriate instrument evidencing the Holder's right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares on and after the Conversion Date or such later date as the Holder would, but for the provisions of this Section 4.3(e), have become the holder of record of such additional Common Shares pursuant to Section 4.3(b);

(f)	In case the Company after the date hereof shall take any action affecting its Common Shares, other than any action described in this Section 4.3, which in the opinion of the Holder, acting reasonably, would materially affect the conversion rights of the Holder, the Conversion Price shall be adjusted in such manner, at such time and by such action by the directors of the Company, as they may determine, acting reasonably, to be equitable to the Holder and the Company in the circumstances, but subject in all cases to any necessary regulatory approval;

(g)	The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment shall be made which would result in any increase in the Conversion Price (except upon a consolidation, reduction or combination of outstanding Common Shares) and no adjustment of the Conversion Price shall be required unless such adjustment would require a decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this subsection (h) are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

(h)	In the event of any dispute arising with respect to the adjustments provided in this Section 4.3, such question shall be conclusively determined by a firm of chartered professional accountants appointed by the Company (who may be auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and such determination shall be binding upon the Company and the Holder;

(i)	Notwithstanding any other provision herein contained, no adjustment to the Conversion Price shall be made in respect of any event described in this Section 4.3, if the Holder is entitled, without converting the Debenture, to participate in such event, subject to TSX acceptance, on the same terms mutatis mutandis as if the Holder had converted the Debenture into Common Shares prior to or on the effective date or record date of such event; and

(j)	If any Common Shares to be issued upon the conversion of the Debenture hereunder require any filing or registration with or approval of any Official Body in Canada or the United States or compliance with any other requirement under any law of Canada or the United States or province or state thereof before such shares may be validly issued upon such conversion or traded by the person to whom they are issued pursuant to such conversion, the Company will take all reasonable action as may be necessary to secure such filing, registration, approval or compliance as the case may be.

4.4	No Requirement to Issue Fractional Shares

The Company shall not be required to issue fractional Common Shares upon the conversion of the Debenture pursuant to this Article 4.

4.5	Certificate as to Adjustment

The Company shall from time to time forthwith after the occurrence of any event which requires adjustment or readjustment as provided in Section 4.3, deliver to the Holder at the Holder’s address set forth on the final page hereof, an officer's certificate specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation are based.

4.6	Limits on Conversion

(a)	Subject to Section 4.6(b), at any given time during the term of this Debenture until the Maturity Date, the Holder may only convert such amount of the Principal Amount that, upon issuance of the Common Shares issuable upon conversion thereof, together with any other Common Shares and securities convertible or exercisable into Common Shares, calculated on an “as if converted” and “as if exercised basis”, that are beneficially owned or controlled or directed by the Holder, will result in the Holder owning, or having control or direction over, less than 10% of the issued and outstanding Common Shares. For greater clarity, the Holder may not convert any portion of the Principal Amount if the Common Shares issued upon the conversion thereof together with any other securities beneficially owned or controlled or directed by the Holder will result in the Holder owning or having control or direction over or being deemed to own or have control or direction over 10% or more of the Company’s issued and outstanding securities such that the Holder will become a reporting insider under Applicable Securities Laws by virtue of such conversion.

(b)	Section 4.6(a) shall not apply to the Holder provided that the Holder gives no less than sixty-one (61) days notice to the Company.

4.7	Forced Conversion

Provided there is no Event of Default as contemplated herein, if at any time after the Issue Date until the Maturity Date, the Company raises gross proceeds of US$50,000,000 or more in the aggregate, in one or more equity or debt financings (the “Forced Conversion Trigger”), the Company may upon not less than five (5) Business Days’ and not more than twenty (20) Business Days’ prior written notice to the Holder (the “Forced Conversion Notice”), require the conversion of all or part of the Principal Amount into Common Shares at the Conversion Price (the “Forced Conversion Shares”). Any accrued and unpaid interest in respect of such converted Principal Amount will be paid in cash, or at the election of the Company and subject to receipt of approval of the TSX, may be satisfied, in lieu of cash, by the issuance of Common Shares at the Market Price. The Company shall issue and deliver to the Holder a share certificate representing the Forced Conversion Shares and any Common Shares issued in lieu of cash for the payment of any accrued and unpaid interest within five (5) Business Days of the date of conversion specified in any Forced Conversion Notice, which conversion date shall be no later than five (5) Business Days after the closing date of the applicable financing.

Article 5
EVENTS OF DEFAULT

5.1	General

The occurrence of any one or more of the following events (“Events of Default”) will constitute a default hereunder (whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body):

(a)	Non-Compliance. The Company fails to observe or perform one or more covenants, agreements, conditions or obligations in favour of the Holder, including a failure to pay any or all of the Principal Amount, interest and other monies due under the Debenture when due, and such failure continues unremedied for a period of fifteen (15) days after the Holder gives notice thereof to the Company;

(b)	Ceasing to Carry on Business. The Company ceases or threatens to cease to carry on business;

(c)	Bankruptcy or Insolvency. The Company becomes insolvent or makes a voluntary assignment or proposal in bankruptcy or otherwise acknowledges its insolvency, or a bankruptcy petition is filed or presented against the Company, or the Company commits or threatens to commit an act of bankruptcy;

(d)	Receivership. A receiver or receiver manager of the Company or its subsidiary is appointed under any statute or pursuant to any document issued by the Company;

(e)	Compromise or Arrangement. Any proceedings with respect the Company are commenced under the compromise or arrangement provisions of the corporation statute pursuant to which the Company is governed, or the Company enter into an arrangement or compromise with any or all of their respective creditors pursuant to such provisions or otherwise;

(f)	Companies’ Creditors Arrangement Act. Any proceedings with respect to the Company are commenced in any jurisdiction under the Companies' Creditors Arrangement Act (Canada) or any similar legislation; or

(g)	Liquidation. An order is made, a resolution is passed, or a petition is filed, for the liquidation, dissolution or winding-up of the Company.

Article 6
RIGHTS, REMEDIES AND POWERS

6.1	Upon Default

If any Event of Default shall occur, the Holder may provide the Company with notice of such Event of Default (the “Default Notice”). Upon receipt of such notice, the Company shall have the option to cure such Event of Default within thirty (30) days (the “Cure Period”). If the Event of Default has not been cured by the Company to the reasonable satisfaction of the Holder during the Cure Period, the Holder shall be entitled to exercise any and all of its rights pursuant to this Debenture, including declaring the Principal Amount of the Debenture and interest then outstanding on such date and all other amounts outstanding to be due and payable forthwith.

6.2	Waiver

The Holder in its absolute discretion may at any time and from time to time by written notice waive any breach by the Company of any of its covenants or agreements herein. No failure or delay on the part of the Holder to exercise any right, remedy or power given herein or by any other existing or future agreement or now or hereafter existing by statute, at law or in equity will operate as a waiver thereof, nor will any single or partial exercise of any such right, remedy or power preclude any other exercise thereof or the exercise of any other such right, remedy or power, nor will any waiver by the Holder be deemed to be a waiver of any subsequent, similar or other event.

Article 7
OTHER AGREEMENTS

7.1	Withholding Taxes

If the Company is obliged to withhold any payment hereunder on account of present or future taxes, duties, assessments or other governmental charges required by law, the Company shall make such withholding or deduction and pay the balance owing to the Holder.

7.2	Amendment and Waiver

Neither this Debenture nor any provision hereof may be amended, waived, discharged or terminated except by a document in writing executed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought.

7.3	Notices and Other Instruments

Any notice, demand or other communication required or permitted to be given to any party hereunder shall be in writing and shall be:

(a)	personally delivered to such party; or

(b)	except during a period of strike, lock-out or other postal disruption, sent by double registered mail, postage prepaid to the address of such party set forth on page one; or

(c)	sent by facsimile transmission or other means of electronic communication to the address of such party set forth on page one;

and shall be deemed to have been received by such party on the earliest of the date of delivery under Section 7.2(a), the actual date of receipt when mailed under Section 7.2(b) and the Business Day following the date of communication under Section 7.2(c). Any party may give written notice to the other parties of a change of address to some other address, in which event any communication shall thereafter be given to such party as hereinbefore provided, at the last such changed address of which the party communication has received written notice.

7.4	Maximum Rate

Notwithstanding any other provisions of this Debenture or any other agreement, the maximum amount (including interest, fees, bonus and any other consideration) payable to the Holder in connection with the Debenture and each part thereof shall not exceed the maximum allowable return permitted under the laws of Ontario and the laws of Canada applicable therein, and the provisions of this Debenture and all other existing and future agreements are hereby modified to the extent necessary to effect the foregoing.

7.5	Successors and Assigns

This Debenture shall be binding upon the Company, its successors and permitted assigns, and shall enure to the benefit of the Holder and its successors and assigns.

7.6	Headings, etc.

The division of this Debenture into sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

7.7	Severability

The provisions of this Debenture are intended to be severable. If any provision of this Debenture shall be deemed by any court of competent jurisdiction or held to be invalid or void or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

7.8	Holder’s Rights and Remedies

In addition to the foregoing without limitation: (i) the Holder’s rights and remedies hereunder, shall be cumulative and not exclusive of any rights or remedies which it would otherwise have; no delay or omission by the Holder in exercising or enforcing any of the Holder’s rights and remedies hereunder shall operate as, or constitute, a waiver thereof; no waiver by the Holder of any Event of Default shall operate as a waiver of any other default hereunder; no single or partial exercise of any of the Holder’s rights or remedies hereunder, and no express or implied agreement or transaction of whatever nature entered into between the Holder and any person, at any time, shall preclude the other or further exercise of the Holder’s rights and remedies hereunder; no waiver by the Holder of any of the Holder’s rights and remedies hereunder on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver; and (ii) the Holder’s rights and remedies hereunder may be exercised at such time or times and in such order of preference as the Holder may determine.

7.9	Governing Law

This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and of Canada applicable therein and shall be treated in all respects as a Ontario contract.

7.10	Counterparts

This Agreement may be executed in counterparts and, when each party has executed a counterpart, each of such counterparts shall be deemed to be an original and all of such counterparts when taken together shall constitute one and the same agreement.

7.11	Electronic Copies

This Agreement may be executed by the parties and transmitted by e-mail and if so executed and transmitted, this Agreement will be for all purposes as effective as if the parties had delivered and executed an original Agreement.

SCHEDULE b

CONVERSION FORM

TO: PROMIS NEUROSCIENCES INC. (the “Company”)

The undersigned, being the Holder pursuant to a Debenture dated March 22, 2021 granted by the Company to the undersigned (the “Debenture”), hereby irrevocably elects to convert the Principal Amount of US$_________ under the Debenture into _________ Common Shares of PROMIS NEUROSCIENCES INC. in accordance with the terms of the Debenture and directs that the Common Shares issuable and deliverable upon the conversion be issued and delivered to the person indicated below. (If Common Shares are to be issued in the name of a person other than the Holder, all requisite transfer taxes or fees must be tendered by the undersigned).

1.	The undersigned Holder represents, warrants and certifies as follows (only one) of the following must be checked):

☐          A. Regulation S – The undersigned Holder (i) is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), and is not converting the Principal Amount (or portion thereof) on behalf of a U.S. person or a person in the United States; and (iii) did not execute or deliver this notice form in the United States.

☐          B. Section 3(a)(9) of the 1933 Act - The undersigned Holder has not been solicited to convert the Principal Amount (or portion thereof) by any person, or if the undersigned has been solicited to convert the Principal Amount (or portion thereof) the undersigned has confirmed that no commission or remuneration has been or will be paid or given, directly or indirectly, for soliciting such conversion.

☐          C. Rule 506(b) of Regulation D under the 1933 Act - The undersigned Holder has been solicited to convert the Principal Amount (or portion thereof) but the undersigned has been unable to confirm that no commission or remuneration has been or will be paid or given, directly or indirectly, for soliciting such conversion. The undersigned (i) is the original purchaser of the Debenture, having participated in the unregistered private placement offering of Debentures by the Company, (ii) is converting the Principal Amount (or portion thereof) solely for the undersigned’s own account for investment purposes only, and (iii) the undersigned continues to qualify as an “accredited investor” (as defined in Rule 501(a) of Regulation D under the 1933 Act).

☐          D. Other - The undersigned Holder has delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available. (Note: If this box is to be checked, the Holder is encouraged to consult with the Company in advance to determine that the legal opinion tendered in connection with conversion will be reasonably satisfactory in form and substance to the Company.)

2.	“United States” and “U.S. person” are as defined in Regulation S under the 1933 Act.

3.	Certificates or other instruments representing Common Shares will not be registered or delivered to an address in the United States unless Box (B) or (C) above is checked.

4.	If the undersigned has marked Box (B) and the Debenture bears a U.S. restrictive legend (or is otherwise identified as a “restricted security” in the Company’s records), or if the undersigned has marked Box (C) above, the undersigned acknowledges and agrees that:

(a)	the Common Shares will be issued as “restricted securities” (as defined in Rule 144(a)(3) under the 1933 Act) and that the 1933 Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Common Shares only pursuant to an effective registration statement under the 1933 Act or an exemption or exclusion therefrom;

(b)	if the undersigned decides to offer, sell or otherwise transfer any of the Common Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Common Shares directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)	the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations;

(iii)	the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder and in accordance with any applicable state securities or “blue sky” laws; or

(iv)	the Common Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Company an opinion of counsel reasonably satisfactory to the Company;

(c)	the certificates or other instruments representing the Common Shares as well as all certificates issued in exchange for or in substitution of therefor, until such time as is no longer required under the applicable requirements of the 1933 Act and applicable state securities laws, will bear, on the face of such certificate or other instrument, the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR THE LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE 1933 ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, IN THE CASE OF (C) AND (D) ABOVE, AFTER THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”;

provided that if the Common Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S and the Company was a “foreign issuer” as defined in Regulation S at the time of issuance of the Common Shares, the legend set forth above may be removed by providing a declaration to the registrar and transfer agent of the Company, as set forth in Appendix 1 hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company to the effect that the transfer is in compliance with Rule 904; and provided, further, that, if any Securities are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

(d)	the Company is not obligated to remain a “foreign issuer”; and

(e)	the Company has no obligation to register any of the Common Shares or to take any other action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder).

4.	If the undersigned has marked Box (B) or Box (C) above, the undersigned represents and warrants that the funds representing the purchase price for the Common Shares which will be advanced by the undersigned to the Company will not represent proceeds of crime for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this Warrant Exercise Form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the purchase price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and the undersigned shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith.

Dated the _______________ day of _______________, ________.

(Please print full name)

By:
(Signature)

(Print full address, including postal code)

The Common Shares are to be issued as follows:

Registration Instructions: Register the Common Shares as set forth below:	Delivery Instructions: Deliver the Common Shares as set forth below:

Name	Name

Address, including postal code	Address, including postal code

Telephone Number

Instructions:

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Debenture Certificate representing the Debenture being converted to the head office of the Company at Suite 200, 1920 Yonge Street, Toronto, Ontario M4S 3E2, Attention: CFO, or such other office as the Company may advise the holder in writing.

2.	If the Conversion Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Debenture Certificate, the signature of such holder of the Conversion Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.	If the Conversion Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

APPENDIX “1”

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:	The registrar and transfer agent for the Corporation

AND TO:	ProMIS Neurosciences, Inc. (the “Corporation”)

The undersigned (A) acknowledges that the sale of _______________________ of the Corporation represented by certificate number _____________ or held in Direct Registration System (DRS) account number _____________, to which this declaration relates, is being made in reliance on Rule 904 of Regulation S (“Regulation S”) under the United States Securities Act of 1933, as amended (the “1933 Act”), and (B) certifies that (1) the undersigned is not (i) an “affiliate” (as that term is defined in Rule 405 under the 1933 Act) of the Corporation, except solely by virtue of being an officer or director of the Corporation , (ii) a “distributor” as defined in Regulation S, or (iii) an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of a “designated offshore securities market” (such as the TSX Venture Exchange, the Toronto Stock Exchange or the Canadian Securities Exchange ) and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the 1933 Act); (5) the seller does not intend to replace securities sold in reliance on Rule 904 of Regulation S with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the 1933 Act. Terms used herein have the meanings given to them by Regulation S.

Dated:	X
Authorized signatory

Name of Seller (please print)

Name of authorized signatory (please print)

Title of authorized signatory (please print)

Affirmation By Seller’s Broker-Dealer
(required for sales in accordance with Section (B)(2)(b) above)

We have read the foregoing representations of our customer, _________________________ (the “Seller”) dated _______________________, with regard to our sale, for such Seller’s account, of the securities of the Corporation described therein (the “Securities”). We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

B.1-2

(1)	no offer to sell Securities was made to a person in the United States;

(2)	the sale of the Securities was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the 1933 Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)	we have done no more than execute the order or orders to sell the Securities as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Corporation shall be entitled to rely upon the representations, warranties and covenants contained herein to the same extent as if this affirmation had been addressed to them.

Date: _______________

Name of Firm

By:
Authorized officer